Exhibit 5.1

300 Convent Street Suite 2700 San Antonio, TX 78205	210.277.6800 OFFICE 210.277.6810 FAX winstead.com

June 30, 2016
Abraxas Petroleum Corporation
18803 Meisner Drive
San Antonio, Texas 78258

Re:	Abraxas Registration Statement on Form S-4
Dear Ladies and Gentlemen:
We have acted as counsel to Abraxas Petroleum Corporation, a Nevada corporation (the “Company”), in connection with its Registration Statement on Form S-4 (the “Registration Statement”) filed under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the offer and sale of up to 25,000,000 shares (the “Shares”) of its Common Stock, par value $0.01 per share (“Common Stock”). The Shares may be issued in an unspecified number in connection with acquisitions of assets, businesses or securities, whether by purchase, merger, or any other form of business combination, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.
In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the organizational and governing documents of the Company, each as amended to the date hereof, the Registration Statement (including the Exhibits thereto), the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement, such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary as a basis for the opinions set forth below. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein. It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is still in effect.
Upon adoption by the Board of Directors (or a duly authorized committee thereof) of the Company of a resolution in form and content as required by applicable law authorizing the acquisition transaction pursuant to which the Shares are to be issued and the related issuance and sale of the Shares and assuming that (a)  appropriate action will be taken to register and qualify the Shares for sale under all applicable state securities laws, (b)  the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplements required by applicable laws have all become effective under the Securities Act, (c) at the time of the issuance of the Shares there will be a sufficient number of duly authorized and unissued shares of Common Stock to accommodate such issuance, and (d) the Shares are issued, delivered and paid for in accordance with the Registration Statement, any applicable Prospectus Supplement and the terms of the definitive agreement governing the issuance of such Shares, the Shares of Common Stock being issued will be validly issued, fully paid and non-assessable.
We express no opinion as to the law of any jurisdiction other than the general corporate laws of the State of Nevada. The reference and limitation to the “general corporate laws of the State of Nevada” includes the statutory provisions of Chapter 78 of the Nevada Revised Statutes and all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting these laws. We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom. The opinion expressed herein is given as of this date, and we do not undertake to supplement this opinion with respect to any events or changes occurring subsequent to the date of this letter.
We hereby consent to the use of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

June 30, 2016

Very truly yours,
/s/ Winstead PC
Winstead PC